UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2006

Irvine Sensors Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 549-8211

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

1. Entry into Credit Agreement and Private Placement of Warrants to Purchase Common Stock.

On December 29, 2006, Irvine Sensors Corporation (the “Company”) entered into a Term Loan and Security Agreement (the “Loan Agreement”) with two separate unaffiliated accredited institutional investors, Longview Fund, LP and Alpha Capital Anstalt (the “Investors”), pursuant to which the Company closed a two-year $8.25 million non-convertible term loan (the “Term Loan”), of which approximately $5.9 million was used to pay in full the Company’s obligations to its senior lender, Square 1 Bank, under that certain Loan and Security Agreement dated December 30, 2005, as amended, which, in addition to the security agreements and guarantees in connection therewith, terminated upon such payment. The remaining proceeds from the Term Loan will be used principally for payment of transaction costs, and the residual proceeds are expected to be used for general working capital purposes. The Loan Agreement provides that the Company shall make quarterly interest payments during the term of the Term Loan, which interest shall accrue at a rate of 11% per annum. There are no scheduled principal payments due under the Term Loan, which matures on December 29, 2008. The Company may prepay the principal with respect to the Term Loan without premium or penalty. If the Company fails to prepay the principal amount of the Term Loan before December 29, 2008, then the required principal payment on December 29, 2008 shall be 110% of the entire principal amount outstanding on such date. Payment of the principal amount of the Term Loan is subject to acceleration at the election of the Investors upon the occurrence of certain events of default. The Company’s obligations under the Loan Agreement are secured by a lien on all or substantially all of the Company’s assets, the assets of the Company’s subsidiary, Optex Systems, Inc., and the capital stock of Optex held by the Company, pursuant to security agreements and a guaranty in favor of the Investors.

At the election of the Company, the Company may pay interest under the Term Loan in shares of the Company’s common stock valued at 80% of the average of the three lower closing bid prices of the common stock for the twenty trading days ending on the trading day preceding the relevant interest payment date, provided that the Company has obtained approval of its stockholders, if necessary to do so, and there is no event of default. Upon the occurrence of an Event of Default, the Term Loan will bear interest at the rate of 18%. The Loan Agreement includes affirmative covenants as well as negative covenants that prohibit a variety of actions without the lender’s approval, including covenants that, with certain limited exceptions, limit the Company’s and its subsidiaries’ ability to (a) sell assets, (b) incur debt, (c) change its name, location, business, chief executive officer or chief financial officer, (d) create liens, (e) pay distributions or dividends on its stock, (f) make loans or investments, (g) become obligated with respect to contingent liabilities, (h) acquire or create any subsidiaries, (i) enter into any merger, recapitalization or similar transaction or purchase all or substantially all of the assets or stock of another person, (j) enter into certain transactions with affiliates, or (k) make payments on subordinated debt. In addition, if the Company fails to pay its obligations to the Investors when due, the Company must maintain a debt service coverage ratio of not less than 1.25 to 1.00 and tangible net worth plus subordinated debt of not less than $6,000,000, increasing quarterly by 50% of net profit (but not decreasing for losses). The Loan Agreement includes default provisions based upon (i) a failure to pay obligations to the Investors when due, (ii) a failure to perform its covenants, (iii) a breach of the Company’s representations and warranties, (iv) a default under certain third-party agreements, (v) a liquidation or dissolution of the Company or its subsidiaries, (vi) insolvency or bankruptcy proceedings, (vii) the entry of certain judgments or injunctions against the Company, (viii) attachment of the Company’s assets, (ix) payment on subordinated debt outside of a subordination agreement, (x) a default under the guaranty and security agreements, (xi) a material adverse change to the Company, (xii) material damage to assets, (xiii) termination of or appointment of a trustee for any ERISA plans, (xiv) certain changes in the control of the Company, and (xv) Nasdaq delisting. Upon the occurrence of an event of default under the Loan Agreement, all amounts payable under the Term Loan may be accelerated at the election of the Investors.

In connection with the Term Loan, and pursuant to a Subscription Agreement and a Registration Rights Agreement entered into on December 29, 2006 between the Company and the Investors, the Company issued five-year warrants (the “Warrants”) to the Investors to purchase up to an aggregate of 3,000,000 shares of common stock at an exercise price of $1.30 per share, subject to adjustment for stock splits, stock dividends, recapitalizations and the like. The exercise price, but not the number of shares issuable, under the Warrants also is subject to adjustment in the event of a dilutive issuance. At the Company’s election, it may pay certain applicable liquidated damages under the Warrants or the Registration Rights Agreement in shares of common stock to the extent that issuance of common stock does not exceed, absent stockholder approval, 945,507 shares when aggregated with any interest payments made in shares of common stock under the Loan Agreement. The Company has granted registration rights with respect to the shares of common stock issuable to the Investors. The Company also has granted the Investors a right of first offer on certain future issuances of securities by the Company.

In addition, under the Loan Agreement, if the Company is prohibited from issuing shares upon exercise of the Warrants, fails to timely deliver shares upon exercise of the Warrants, experiences certain events of default that continue for more than twenty business days, experiences certain changes in control, or liquidates, dissolves or winds up, then at each Investor’s election, the Company must redeem an amount of the Term Loan equal to 115% of the outstanding principal amount of such Investor’s pro rata portion of the obligations, together with accrued but unpaid interest.

The descriptions of the Loan Agreement and related security agreements and guaranty, Subscription Agreement, Registration Rights Agreement and Warrants set forth above are qualified in their entirety by reference to the actual terms of the agreements, which are attached hereto as Exhibits 10.2 through 10.12 and are incorporated herein by reference.

2. Assignment of Subordinated Secured Convertible Notes

Concurrently with the closing of the Term Loan, pursuant to an Assignment Agreement and Addendum entered into on December 29, 2006 (the “Assignment Agreement”), the Investors also purchased from two subordinated debt holders, Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P. (collectively, “Pequot”), all of their Series 1 and Series 2 subordinated secured convertible notes in the original principal amount of $10 million (collectively, the “Notes”), which had originally been issued by the Company in a private placement in December 2005 (the “Assignment”).

As a result of the issuance of the Warrants, the conversion price of the Notes was automatically reduced to $1.30 per share pursuant to the anti-dilution provisions of the Notes. At such conversion price, the principal amount of the Notes is presently convertible into 7,692,308 shares of common stock. The Notes bear interest at 3.5% per annum, subject to potential reduction over time, and currently mature on December 30, 2009. Principal and interest under the Notes is convertible into shares of common stock at a conversion price per share of $1.30, subject to adjustment for stock splits, stock dividends, recapitalizations and the like and for certain price dilutive issuances. Subject to certain conditions and limitations, the principal and interest under the Notes also may be repaid with shares of common stock. In June 2006, the Company’s stockholders approved the conversion of the Notes into an aggregate number of shares of common stock exceeding 19.99% of the Company’s outstanding common stock. The Company has granted registration rights with respect to the shares of common stock issuable upon repayment, conversion or exercise of the Notes.

The Notes also are subject to redemption and repurchase rights in favor of the noteholders generally at a value of 125% of the amounts outstanding thereunder at the election of the noteholders upon the occurrence of certain events of default, the incurrence of certain debt, the consummation of certain issuances of capital stock or a change of control. Upon the occurrence of certain bankruptcy-related events, all amounts payable under the Notes are accelerated. The Notes include default provisions, including (i) a failure by the Company to pay its obligations under the Notes when due, (ii) an uncured default by the Company and/or certain of its subsidiaries (collectively, the “Companies”) under certain third-party agreements, (iii) the entry of certain judgments against the Companies, (iv) debarment or suspension of the Companies from government contracting, (v) a breach of the representations and warranties made by the Companies to the Purchasers, (vi) the Companies’ uncured failure to perform material obligations to the Purchasers, (vii) a material adverse change to the Companies as a whole and (viii) certain bankruptcy-related events. The Assignment Agreement includes negative covenants that prohibit certain actions without the approval of the holders of a majority of the outstanding principal amount of the Notes, including covenants that limit the Company’s ability to (a) with certain limited exceptions, incur debt or create liens, (b) merge, consolidate, dissolve or liquidate, (c) repurchase or redeem shares of its capital stock, (d) declare or pay dividends or make similar distributions, (e) sell assets, (f) materially change its accounting or tax methods, (g) fail to maintain its corporate existence, or (h) make certain fundamental changes to its principal business.

In connection with the original issuance of the Notes, the Company’s majority-owned subsidiaries had guaranteed the repayment of the Notes and provided a security interest in all or substantially all of their assets as collateral to secure such guarantees. The Company also had provided a security interest in all or substantially all of its assets, including the pledge of its shares of capital stock in its subsidiaries. In connection with the Assignment, these security interests and guarantees also have been assigned to the Investors. In connection with the Assignment, the Investors have agreed to waive the prior events of default previously alleged by Pequot under the Notes, have agreed to extend the maturity date of the Series 2 Notes from the original date of December 30, 2007 to December 30, 2009 (the same maturity date as the Series 1 Notes) in accordance with the terms of the Series 2 Notes, and have agreed to be subject to a blocker that would prevent each Investor’s stock ownership at any given time from exceeding 4.99% of the Company’s outstanding common stock (which percentage may increase but never above 9.99%).

The description of the Assignment Agreement set forth above is qualified in its entirety by reference to the actual terms of the agreements, which are attached hereto as Exhibits 10.14 and 10.15 and are incorporated herein by reference.

The descriptions of the Notes and related security agreements and guarantees set forth above are qualified in their entirety by reference to the actual terms of the agreements, which are attached as Exhibits 10.7 and 10.8 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2006, and as Exhibits 10.14, 10.15 and 10.16 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 21, 2006, and which are incorporated herein by reference.

3. Letter Agreement with Pequot; Settlement Agreement with Pequot

On December 28, 2006, prior to the Assignment, the Company entered into a Letter Agreement with Pequot whereby Pequot Private Equity Fund III, L.P. waived its rights under that certain Side Letter dated December 30, 2005 (the “Side Letter”) to designate a director to serve on the Company’s Board of Directors. In addition, Pequot agreed to be subject to a blocker that would prevent Pequot’s stock ownership at any given time from exceeding 9.9% of the Company’s outstanding common stock. In consideration of the Letter Agreement, the Company paid Pequot $25,000.

In connection with the Assignment, on December 29, 2006, the Company and Pequot entered into a Settlement Agreement and Mutual Release to resolve all disputes regarding alleged events of default and certain other matters under the Notes when they were held by Pequot, and to mutually release each other and related persons for claims and losses arising from actions taken prior to the Assignment, including claims relating to the Notes, any issuance of securities and any agreements or transactions between the Company and Pequot (the “Settlement”). The Settlement also includes a mutual covenant not to sue for events prior to the Assignment, and certain indemnification for events prior to the Assignment. In consideration of the Settlement, the Company agreed to pay Pequot a settlement payment of $1.25 million, accrued and unpaid interest of $539,446.87 on the Notes from September 30, 2006 through December 29, 2006, and reimbursement of $230,000 for attorneys fees and expenses.

As previously disclosed, in a private placement in December 2005, the Company had issued to Pequot four-year warrants to purchase an aggregate of 1,346,154 shares of the Company’s common stock at an initial exercise price of $3.10 per share (the “Pequot Warrants”). As a result of the issuance of the Warrants to the Investors, the exercise price of the Pequot Warrants was automatically reduced to $1.30 per share and the number of shares issuable upon exercise of the Pequot Warrants was automatically increased to an aggregate of 3,210,059 shares, pursuant to the anti-dilution provisions of the Pequot Warrants. In connection with the Settlement, Pequot agreed to exercise a portion of the Pequot Warrants to purchase 1,346,154 shares for $1.75 million in cash. On December 29, 2006, the Company issued an aggregate of 1,346,154 shares of common stock to Pequot pursuant to such exercise. In connection with the Settlement, Pequot also has agreed to exercise the Pequot Warrants for an additional 902,267 shares for cash (the “Mandatory Exercise”) no later than March 14, 2007, provided that certain conditions are met, including that the shares can be resold under an effective registration statement and that the average daily volume-weighted average price (“VWAP”) of the Company’s common stock has, for any seven consecutive trading days following and during the effective resale registration of such shares exceeded 110% of the exercise price. In the event that the specified conditions have not been met by March 14, 2007, then Pequot will not be required to complete the Mandatory Exercise, but may exercise the remaining Pequot Warrants in accordance with their terms, including on a “cashless exercise” basis.

The interest described above will be payable on the earliest of (i) the Mandatory Exercise as an offset to the aggregate exercise price therefor, (ii) the exercise after March 14, 2007 by Pequot of the Pequot Warrants to purchase an aggregate of 902,267 shares as an offset to the aggregate exercise price therefor, (iii) such earlier date in cash at the election of the Company, or (iv) May 31, 2007 in cash. If such Pequot Warrants are exercised on a cashless basis, the Company may pay a proportional amount of the interest in shares in the manner provided in the Notes, subject to certain conditions. As provided in the Notes, the number of shares issuable as payment for interest is determined by dividing the amount of the interest by 93% of the arithmetic average of the VWAP for each of the 20 consecutive trading days prior to the exercise date. If the Company does not pay Pequot the interest described above in full by March 14, 2007, the Company must pay Pequot interest at a rate of 18% per annum on the amount of unpaid interest for the period from March 14, 2007 until paid in full.

The attorneys fees reimbursement described above will be payable (i) by an offset from the exercise price in connection with the Mandatory Exercise, or (ii) on March 14, 2007 in the event the Mandatory Exercise has not been completed by such date. If the Company does not pay Pequot the attorneys fees reimbursement described above in full on March 14, 2007, the Company must pay Pequot interest at a rate of 18% per annum on the amount of unpaid attorneys fees reimbursement for the period from March 14, 2007 until paid in full.

The Settlement Agreement provides that, upon the Assignment, the Company and Pequot will not have any further rights, obligations or liabilities to each other under the Notes, the security agreements or the guaranty that were assigned to the Investors and, upon the full exercise of the Pequot Warrants, the Company and Pequot will not have any further rights, obligations or liabilities to each other under the Securities Purchase Agreement dated December 30, 2005, as amended, except for certain indemnification rights, registration rights and certain other covenants applicable to the Pequot Warrants. Upon completion of the Assignment, the Securities Purchase Agreement (other than the surviving provisions described above) and the Side Letter were terminated, as was the Subordination Agreement dated December 30, 2005 between Pequot and Square 1 Bank. In addition, the Company and Pequot waived any existing defaults, breaches or noncompliance of each other under any of the original agreements and other instruments entered into in connection with the December 2005 private placement.

The descriptions of the Settlement Agreement and Mutual Release and the Letter Agreement set forth above are qualified in their entirety by reference to the actual terms of the agreements, which are attached hereto as Exhibits 10.16 and 10.17 and are incorporated herein by reference.

The descriptions of the Pequot Warrants set forth above are qualified in their entirety by reference to the actual terms of the agreements, which are attached as Exhibits 10.9 and 10.10 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2006 and are incorporated herein by reference.

4. Acquisition of Remaining 30% of Optex Systems, Inc.

On December 29, 2006, the Company and Timothy Looney entered into an amendment (the “Amendment”) to the Stock Purchase Agreement, the Buyer Option Agreement and the Escrow Agreement between them dated December 30, 2005, in connection with the Company’s purchase of the remaining 30% of the issued and outstanding common stock of Optex Systems, Inc. from Mr. Looney. The Amendment eliminated a block trade guarantee of the Company and shortened the indemnification escrow period by 6 months. Simultaneously with the execution of the Amendment, the Company issued 2,692,307 shares of common stock to Mr. Looney in consideration for the remaining 30% of the issued and outstanding common stock of Optex. The issuance of these shares was previously approved by the Company’s stockholders at the Annual Meeting of Stockholders in June 2006. The shares are subject to a Registration Rights Agreement dated December 30, 2005. Optex is now a wholly-owned subsidiary of the Company. Mr. Looney is a Vice President of the Company and the President and a director of Optex.

In consideration for the Amendment, the Company issued an unsecured subordinated promissory note to Mr. Looney in the principal amount of $400,000, bearing interest at a rate of 11% per annum. The principal and accrued interest under this note shall be due and payable in full to Mr. Looney on the earlier of December 29, 2007 and the date the debt owed to the Investors is indefeasibly paid in full, unless earlier accelerated at Mr. Looney’s election upon certain events of default.

The descriptions of the unsecured subordinated promissory note and the Amendments to the Stock Purchase Agreement, the Buyer Option Agreement and the Escrow Agreement set forth above are qualified in their entirety by reference to the actual terms of the agreements, which are attached hereto as Exhibits 2.1, 2.2, 10.1 and 10.13 and are incorporated herein by reference.

The description of the registration rights agreement set forth above is qualified in its entirety by reference to the actual terms of the agreement, which is attached as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2006 and is incorporated herein by reference.

The number of shares of the Company’s common stock outstanding immediately after the closing of the transactions described above was 24,031,741 shares.

Item 1.02. Termination of a Material Definitive Agreement.

The information regarding the termination of the Loan and Security Agreement and related security agreements, guarantees and subordination agreement with Square 1 Bank, the termination of the Securities Purchase Agreement with Pequot and the termination of the Side Letter with Pequot disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information regarding the Company’s purchase of the remaining 30% of Optex disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03. Creation of a Direct Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 29, 2006, the Company borrowed $8.25 million from the Investors pursuant to the Term Loan. The Term Loan is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company.

On December 29, 2006, the Company borrowed $400,000 from Mr. Looney pursuant to an unsecured subordinated promissory note. The unsecured subordinated promissory note is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company.

The information regarding the Term Loan and the unsecured subordinated promissory note disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. In addition, the Company issued 50,000 shares of its common stock to counsel for the Investors in satisfaction of an obligation to reimburse certain of the Investors’ legal fees. The sale of the Warrants (and the issuance of the shares of underlying common stock) to the Investors, the issuance of shares of common stock upon conversion of the Notes, the issuance of shares of common stock upon exercise of the Pequot Warrants, the issuance of shares of common stock to Mr. Looney, and the issuance of shares of common stock to counsel for the Investors, have been determined to be exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The Investors, Pequot, Mr. Looney and such counsel for the Investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The Company paid Dominick & Dominick LLC a fee of $425,000 for services rendered in connection with the Term Loan and Warrants transactions with the Investors.

Item 3.03. Material Modifications to Rights of Security Holders.

The terms of the Loan Agreement and the Notes limit the Company’s ability to pay dividends.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

 Not applicable.

(b) Pro Forma Financial Information.

The Company will file the pro forma financial information required by this Item 9.01(b) in an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(c) Shell Company Transactions.

 Not applicable.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1	Amendment to Stock Purchase Agreement dated December 29, 2006 by and among the Company, Timothy Looney and Optex

2.2	Amendment to Buyer Option Agreement dated December 29, 2006 by and between the Company and Timothy Looney.

10.1	Amendment to Escrow Agreement dated December 29, 2006 by and among the Company, Optex and Wells Fargo Bank, N.A.

10.2	Term Loan and Security Agreement dated December 29, 2006 by and between the Company and the Investors listed on the signature pages thereto.

10.3	Term Note dated December 29, 2006 issued by the Company to Longview Fund, LP.

10.4	Term Note dated December 29, 2006 issued by the Company to Alpha Capital Anstalt.

10.5	Intellectual Property Security Agreement dated December 29, 2006 between the Company and the Investors.

10.6	Intellectual Property Security Agreement dated December 29, 2006 between the Company’s subsidiary Optex Systems, Inc. and the Investors.

10.7	Unconditional Guaranty dated December 29, 2006 between the Company’s subsidiary Optex Systems, Inc. and the Investors.

10.8	Third Party Security Agreement dated December 29, 2006 between the Company’s subsidiary Optex Systems, Inc. and the Investors.

10.9	Subscription Agreement dated December 29, 2006 by and among the Company and the Investors listed on the signature pages thereto.

10.10	Registration Rights Agreement dated December 29, 2006 by and among the Company and the Investors listed on the signature pages thereto.

10.11	Class A Warrant to Purchase Common Stock dated December 29, 2006 issued by the Company to Longview Fund, LP.

10.12	Class A Warrant to Purchase Common Stock dated December 29, 2006 issued by the Company to Alpha Capital Anstalt.

10.13	Unsecured Subordinated Promissory Note dated December 29, 2006 issued by the Company to Timothy Looney.

10.14	Assignment, dated December 29, 2006, of Series 1 and Series 2 Senior Subordinated Secured Convertible Notes dated December 30, 2005 between the Company and the Investors (the “Assignment Agreement”).

10.15	Addendum to Assignment Agreement, dated December 29, 2006, between Pequot and the Investors.

10.16	Settlement Agreement and Mutual Release dated December 29, 2006 between the Company and Pequot.

10.17	Letter Agreement dated December 28, 2006 between the Company and Pequot.

10.18	Form of Series 1 Senior Subordinated Secured Convertible Note and schedule of omitted material details thereto. Incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2006.

10.19	Form of Series 2 Senior Subordinated Secured Convertible Note and schedule of omitted material details thereto. Incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2006.

10.20	Security Agreement dated December 30, 2005 between the Company and the Purchasers listed on the signature pages thereto. Incorporated by reference to Exhibit 10.14 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 21, 2006.

10.21	Subsidiary Security Agreement dated December 30, 2005 between the Company’s subsidiary Optex Systems, Inc. and the Purchasers listed on the signature pages thereto. Incorporated by reference to Exhibit 10.15 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 21, 2006.

10.22	Subsidiary Guaranty dated December 30, 2005 between the Company’s subsidiary Optex Systems, Inc. and the Purchasers listed on the signature pages thereto. Incorporated by reference to Exhibit 10.16 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION
(Registrant)

Dated: January 3, 2007	/s/ JOHN J. STUART, JR.
John J. Stuart, Jr. Senior Vice President and Chief Financial Officer